Exhibit 99

Contact:

Rod Hise

The Luminis Group Ltd for Exact Sciences Corp.

608-807-4607

rod@luminisgroup.com

For Immediate Release

Exact Sciences announces appointment of Kevin Conroy as chairman of the board; David Thompson to serve as lead independent director

MADISON, Wis., March 21, 2014 — Exact Sciences Corp. (Nasdaq: EXAS) today announced that its board of directors has appointed Kevin T. Conroy, the company’s president and chief executive, as chairman of the board.  David A. Thompson, a director of the company since 2010, will serve as lead independent director.  Earlier in the week, James P. Connelly, the company’s chairman since 2010, resigned from the board for personal reasons.

About Exact Sciences Corp.

Exact Sciences Corp. is a molecular diagnostics company focused on the early detection and prevention of colorectal cancer. The company has exclusive intellectual property protecting its non-invasive, molecular screening technology for the detection of colorectal cancer. Stool-based DNA technology is included in the colorectal cancer screening guidelines of the American Cancer Society and the U.S. Multi-Society Task Force on Colorectal Cancer.  For more information, please visit the company’s website at www.exactsciences.com.

Certain statements made in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms.  Forward-looking statements in this news release may address the following subjects among others: statements regarding the sufficiency of our capital resources, expected operating losses, anticipated results and timing of our pivotal clinical trial, expectations concerning our ability to secure FDA approval of our Cologuard test, expected license fee revenues, expected research and development expenses, expected general and administrative expenses and our expectations concerning our business strategy.  Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q.  We urge you to consider those risks and uncertainties in evaluating our forward-looking statements.  We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.  Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.